Exhibit 21.1
Subsidiaries of Lexington Strategic Asset Corp.
LSAC Operating Partnership L.P.
LSAC General Partner LLC
Lexington Centerpoint Manager LLC
Lexington Jacksonville Manager LLC
Lexington Livonia TI Manager LLC
Lexington Tulsa Manager LLC
LSAC Crossville Manager LLC
LSAC Omaha Manager LLC
LSAC Tempe Manager LLC
LSAC Oklahoma City Manager LLC
LSAC Woodlands Manager LLC
LSAC Plymouth Manager LLC
Lexington Centerpoint L.P.
Lexington Jacksonville L.P.
Lexington Livonia TI L.P.
Lexington Tulsa L.P.
LSAC Crossville L.P.
LSAC Omaha L.P.
LSAC Tempe L.P.
LSAC Oklahoma City L.P.
LSAC Woodlands L.P.
LSAC Plymouth L.P.